EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

                  We consent to the incorporation by reference in this Registration Statement of Harrington West Financial Group, Inc. on Form S-8 of our report dated February 19, 2003, incorporated by reference in the Annual Report on Form 10-K of Harrington West Financial Group, Inc., for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
Los Angeles, California
April 7, 2003